UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2)
[ ]  Definitive Information Statement


                             INTERNET INFINITY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filling Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     1. Title of each class of securities to which transaction applies: Common stock, par value $0.001.

     2.   Aggregate   number  of  securities  to  which   transaction   applies:
          18,718,780 shares of common stock.

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The transaction is a merger for the sole purpose of changing the registrant's domicile, and no filing fee is required to be paid.

     4.   Proposed maximum aggregate value of transaction: No value.

     5.   Total fee paid: None.

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:
     2.   Form, Schedule or Registration Statement No.:
     3.   Filing Party:
     4.   Date Filed:

                                                                PRELIMINARY COPY

                              INFORMATION STATEMENT

                             INTERNET INFINITY, INC.
                                413 Avenue G. #1
                             Redondo Beach, CA 90277
                            Telephone: (310) 493-2244

     This Information Statement is furnished to stockholders in connection with the proposed taking of certain action by the written authorization or consent of persons holding a majority of the outstanding shares of common stock of Internet Infinity, Inc., a Nevada corporation ("our company"). Management shareholders holding more than 50 percent of our outstanding shares have already given their written approval of the transaction. It is not necessary for the company to call a special meeting of stockholders to consider the proposed reorganization. Your approval or consent is not required and is not being sought.

     Regulations of the U.S. Securities and Exchange Commission (the "Commission") require that we transmit an Information Statement containing certain specified information to every holder of our common stock that is entitled to vote or give an authorization or consent with regard to any matter to be acted upon and from whom proxy authorization or written consent is not solicited. This Information Statement must be mailed at least 20 calendar days prior to the earliest date on which the corporate action may be taken. This Information Statement is being mailed to our stockholders on or about November 8, 2005 to our stockholders of record of October 13, 2005.

     We Are Not Asking You for a Proxy, and You Are Requested Not To Send Us a Proxy.

                               Summary Term Sheet

     We propose to amend our Articles of Incorporation to increase our authorized capital from 20 million shares of Common Stock to 100 million shares of Common Stock and from 1 million shares of Preferred Stock to 20 million shares of Preferred Stock. See "Increase of Capital Stock Authorization Information" below for a more detailed discussion of the terms of the amendment.

                 Voting Securities and Principal Holders Thereof

     On October 13, 2005 there were 18,718,780 shares of our common stock outstanding. This Information Statement is being sent to the record holders of our common stock on October 13, 2005. Members of our management that hold 14,459,696 shares of our common stock, which is 77.2 percent of the outstanding shares, have given their written consent to the Merger Agreement.

     The table below sets forth, as of October 13, 2005 the number of shares of common stock of Internet Infinity beneficially owned by each officer and director of Internet Infinity individually and as a group, and by each owner of more than five percent of the common stock.

                                                                   Percent of
                                                Number            Outstanding
Name and Address                              of Shares              Shares
----------------                              ---------              ------

George Morris, Chairman                     14,429,196(1)             77.1
413 Avenue G, #1
Redondo Beach, CA  90277

Roger Casas, President and CEO                  32,000                (2)
108 E. 228th St
Carson, CA 90745

Shirlene Bradshaw, Director                     30,500                (2)
1900 W. Artesia #38
Gardena, CA 90745

Officers and Directors
as a group (3 persons)                      14,491,696                77.4
------------------------

(1) Of these shares, 6,859,000 are held of record by George Morris, 3,034,482 shares are held of record by Apple Realty, Inc., which is under the control of George Morris, and 4,535,714 shares are held of record by L & M Media, Inc., which is under the control of George Morris.

(2)  Less than 1 percent.

     Changes in Control

     There are no arrangements, which may result in a change in control of Internet Infinity.

               Increase of Capital Stock Authorization Information

     Our authorized capital at present is 20 million shares of Common Stock, par value $0.001, and 1 million shares of Preferred Stock, par value $0.001.

     All the Common Stock is voting stock. It has no cumulative voting or preemption rights. Holders of shares of Common Stock are entitled to receive dividends when and if dividends are authorized by the directors.

     Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations as shall be determined in the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock from time to time, each series of Preferred Stock to have such relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, all as shall be stated in the resolution or resolutions providing for the issue of such Preferred Stock. Shares of any series of Preferred Stock which may be redeemed, purchased, converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock. The directors have not designated any series of Preferred Stock, and no shares of Preferred Stock are outstanding.

     Terms of the transaction.

     We propose to amend our articles of incorporation to increase from 20 million to 100 million the number of shares of Common Stock authorized to be issued and we propose to amend our articles of incorporation to increase from 1 million to 20 million the number of shares of Preferred Stock authorized to be issued.

     Reasons for engaging in the transaction.

     We have already issued 18,718,780 shares of the 20,000,000 presently authorized shares of our common stock. We are acquisition minded and will require more authorized capital if we are to engage in any substantial acquisitions. Although we have never issued any shares of our Preferred Stock, many acquisitions of other companies can only be effected through shares of preferred stock that are tailored to the needs of the acquired company.

     Should the proposed amendment be effected, and should the directors subsequently approve the issuance of additional shares of either Common Stock or Preferred Stock, the effect on existing shareholders would be dilutive in the sense that they would own a smaller percentage of the outstanding shares of our stock. However, such an issuance would not necessarily be dilutive in an economic sense, as the bargain struck by the directors when issuing the additional stock could be to the economic advantage of the existing shareholders
- and it could even be presumed that the directors would not authorize such an issuance unless they believe that it would be to the economic advantage to existing shareholders.

     Vote required for approval of the transaction. A majority of the outstanding shares must approve the amendment to the articles of incorporation if it is to be approved without a shareholders' meeting. The written approval of the amendment has been obtained from members of our management who are the record holders or control a record holder of a majority of the outstanding shares of our common stock, which is our only capital stock that has shares outstanding.





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

                         Financial and Other Information

Financial Statements                                                        Page
                                                                            ----

Independent Auditors Report                                                    6
Balance Sheet March 31, 2005 and 2004                                          7
Statement of Operations Year Ended March 31,
         2005 and 2004                                                         8
Statement of Cash Flows Year Ended March 31,
         2005 and 2004                                                         9
Statement of Changes in Stockholders' Equity for the Year
         Ended March 31, 2005 March 31, 200                                   10
Notes to Financial Statements                                                 11
Balance Sheet (Unaudited) at June 30, 2005                                    22
Statements of Operations (Unaudited)
         for the Three Month Periods Ended
         June 30, 2005 and 2004                                               23
Statements of Cash Flows (Unaudited) for the
         Three Month Periods Ended June 30, 2005 and 2004                     24
Notes to Unaudited Financial Statements                                       25












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

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Stockholders and Board of Directors
Internet Infinity, Inc

We have audited the accompanying balance sheet of Internet Infinity, Inc., a Delaware Corporation ("the Company") as of March 31, 2005 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Infinity, Inc. as of March 31, 2005 and the results of its operations and its cash flows for the year ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.

Huntington Beach, California
June 6, 2005

                             INTERNET INFINITY, INC.
                                  BALANCE SHEET
                                 MARCH 31, 2005



                                     ASSETS
                                     ------
CURRENT ASSETS:
           Cash & cash equivalents                                  $       399
                                                                    -----------
                                                                    $       399
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES:
           Accounts payable & accrued expenses                      $   100,652
           Note payable                                                  27,000
           Note payable - related parties                               277,403
           Due to officer                                               289,278
           Due to related party                                          98,313
                                                                    -----------
                    Total current liabilities                           792,645
                                                                    -----------

STOCKHOLDERS' DEFICIT
           Preferred stock, $.001 par value; 30,000,000 shares
           authorized, none outstanding                                    --
           Common stock, $.001 par value; 20,000,000 shares
           authorized, 18,718,780 outstanding                            18,719
           Additional paid in capital                                   735,451
           Accumulated deficit                                       (1,546,416)
                                                                    -----------
                    Total stockholders' deficit                        (792,246)
                                                                    -----------
                                                                    $       399
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

                             INTERNET INFINITY, INC.
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED MARCH 31, 2005 AND 2004


                                                  For the Years Ended March 31,
                                                      2005             2004
                                                  ------------     ------------

Revenues                                          $     25,271     $      1,622

Cost of sales                                            7,581              324
                                                  ------------     ------------

           Gross profit                                 17,689            1,297
                                                  ------------     ------------

Operating expenses
           Professional fees                            44,301           37,782
           Salaries and related expenses                30,651           34,001
           Consulting fees to related party               --             75,000
           Other                                        20,387           10,234
                                                  ------------     ------------
                     Total operating expenses           95,339          157,017

                                                  ------------     ------------
Loss from operations                                   (77,650)        (155,719)

Non-operating income (expense):
           Interest expense                            (39,060)         (32,020)

                                                  ------------     ------------
Loss before income taxes                              (116,710)        (187,739)

Provision for income taxes                                 800              800

                                                  ------------     ------------
Net loss                                          $   (117,510)    $   (188,539)
                                                  ============     ============

Basic & diluted weighted average number of
    common stock outstanding                        18,718,780       18,718,780
                                                  ============     ============

Basic & diluted net loss per share                $      (0.01)    $      (0.01)
                                                  ============     ============


* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.


   The accompanying notes are an integral part of these financial statements.


                             INTERNET INFINITY, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

                                                                       For the Years Ended March 31,
                                                                           2005             2004
                                                                       ------------     ------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                                     $   (117,510)    $   (188,539)
          Adjustments to reconcile net loss to net cash used in
          operating activities:
                Increase in accounts payable and accrued expenses            18,698           18,229
                Increase in accounts payable payable-related company         49,218           19,610
                                                                       ------------     ------------
          Net cash used in operating activities                             (49,593)        (150,701)
                                                                       ------------     ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
                Increase in due to officer                                   63,712           31,824
                Proceeds (payments) from note payable                       (35,755)          35,755
                Proceeds from notes payable - related party                  20,555           79,500
                                                                       ------------     ------------
          Net cash provided by financing activities                          48,512          147,079
                                                                       ------------     ------------

 NET DECREASE IN CASH & CASH EQUIVALENTS                                     (1,081)          (3,621)

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                   1,480            5,101
                                                                       ------------     ------------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                               $        399     $      1,480
                                                                       ============     ============


SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

          Interest paid during the year                                $     36,000     $     36,000
                                                                       ============     ============

          Taxes paid during the year                                   $       --       $       --
                                                                       ============     ============



   The accompanying notes are an integral part of these financial statements.


                             INTERNET INFINITY, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED MARCH 31, 2005 AND 2004



                                       Common stock
                               ---------------------------   Additional                                        Total
                                 Number of                     paid in      Subscription    Accumulated    stockholders'
                                  shares         Amount        capital       receivable        deficit        deficit
                               ------------   ------------   ------------   -------------   ------------    ------------
Balance as of March 31, 2003     18,718,780   $     18,719   $    735,451   $        --     $ (1,240,367)   $   (486,197)

Net loss for the year                  --             --             --              --         (188,539)       (188,539)
                               ------------   ------------   ------------   -------------   ------------    ------------
Balance as of March 31, 2004     18,718,780         18,719        735,451            --       (1,428,906)       (674,736)

Net loss for the year                  --             --             --              --         (117,510)       (117,510)
                               ------------   ------------   ------------   -------------   ------------    ------------
Balance as of March 31, 2005     18,718,780   $     18,719   $    735,451   $        --     $ (1,546,416)   $   (980,785)
                               ============   ============   ============   =============   ============    ============




















   The accompanying notes are an integral part of these financial statements.

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1          ORGANIZATION

Internet Infinity, Inc. (III or "the Company") was incorporated in the State of Delaware on October 27, 1995. III is in the business of distribution of electronic media duplication services and electronic blank media.

NOTE 2          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Changes in Reporting Entity

Through December 31, 2004, the financial statements of the company were combined with Morris and Associates, Inc. (M&A) and Electronic Media Central Corporation
(EMC) were combined because each company was owned beneficially by identical stockholders. Effective March 31, 2005, the financial statements of the Company are being presented on stand alone basis as the Company has determined that the criteria for combination does no longer exist.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Accounts receivable and allowance for doubtful debts amounted to $0 as at March 31, 2005.

Property & Equipment

Capital assets are stated at cost. Equipment consisting of computers is carried at cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. The Company did not have any property & equipment balance at March 31, 2005.

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Accounts payable & accrued expenses

Accounts payable and accrued expenses consist of the following:

           Accrued taxes                             $    1,600
           Accrued interest                              60,963
           Accrued legal and accounting                  20,640
           Accrued other                                 17,449
                                                     ----------
                                                     $  100,652
                                                     ==========

Income taxes

Deferred taxes are provided for on a liability method for temporary differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. For the year ended March 31, 2005, such differences were insignificant.

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS


Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current year's presentation.

Recent Pronouncements

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03 01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2004, the FASB issued  Statement of Financial  Accounting  Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123(R) requires compensation costs related to share based payment

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

SEC Staff Accounting Bulletin (SAB) No. 105, "APPLICATION OF ACCOUNTING PRINCIPLES TO LOAN COMMITMENTS," summarizes the views of the staff of the SEC regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. SAB No.105 provides that the fair value of recorded loan commitments that are accounted for as derivatives under SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," should not incorporate the expected future cash flows related to the associated servicing of the future loan. In addition, SAB No. 105 requires registrants to disclose their accounting policy for loan commitments. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of this accounting standard does not have a material impact on the Company's financial statements.

NOTE 3          UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses and has an accumulated deficit of $1,546,416 at March 31, 2005. The Company has a net loss of $117,510 and a net loss $188,539 for the years ended March 31, 2005 and 2004, respectively. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE 4          NOTES PAYABLE

Five notes payable with various unrelated  individuals.  The
notes  are  due  upon  90  days  written   notice  from  the
individuals.  The notes are unsecured, with interest ranging from  6% to 12%  payable  quarterly.  The  notes  have  been outstanding since 1990.  Interest expense for the year ended
March 31, 2005 and 2004 was $2,640 and $2,640.                         $  27,000
                                                                       =========

NOTE 5          RELATED ENTITIES TRANSACTIONS

George Morris is the chairman of the Board of directors of the Company. As of March 31, 2005, Mr. Morris' beneficial ownership percentages of related companies' common stock is as follows:

           Internet Infinity, Inc. (The Company)                          77.10%
           Morris & Associates, Inc.                                      71.30%
           Electronic Media Central, Corp.                                77.60%
           Apple Realty, Inc.                                            100.00%
           L&M Media, Inc.                                               100.00%

The Company has notes payable to related parties on March 31, 2005 as per follows:

        Notes Payable to:

          Anna Moras  (mother of the chairman of the  Company),
          with  interest  at 6% per  annum,  due  upon  90 days
          written notice.  Interest expense for the years ended
          March 31,  2005 and 2004 on this note are  $1,525 and
          $1,437, respectively.                                       $   14,652

          Apple   Realty,    Inc.   (related   through   common
          ownership),  secured by assets of III. Interest shall
          accrue at 6% per  annum,  past due and  payable  upon
          demand.  This note is in connection  with  consulting
          fees  owed.  Interest  expense  on this  note for the
          years  ended  March 31, 2005 and 2004 are $16,299 and
          $13,104, respectively.                                         226,996

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS




          L&M Media,  Inc.  (related  through common officer) -
          Accounts  payable for  purchases,  converted  in to a
          Note in the year ended  March 31,  2004.  The Note is
          due on demand, unsecured and interest free.                     35,755
                                                                      ----------
           Total notes payable - related parties                      $  277,403
                                                                      ==========

The Company has a payable of $98,313 to Internet Infinity, Inc. and Morris & Associates, Inc., parties related through common shareholder and officer of the Company. The amounts are temporary loan in normal course of business, interest free, unsecured and due on demand.

The Company utilizes office space, telephone and utilities provided by Apple Realty, Inc. at estimated fair market values, as follows:

                                                          Monthly      Annually
                                                         ----------   ----------
               Rent                                      $      100   $    1,200
               Telephone                                        100        1,200
               Utilities                                        100        1,200
                                                         ----------   ----------
               Office Expense                                   100        1,200
                                                         $      400   $    4,800
                                                         ==========   ==========

III has a month-to-month agreements with Apple Realty, Inc. for a total monthly fee of $400 for the above expenses.

On September 1, 2004, the Company entered into a consulting agreement with Apple Realty, Inc. The agreement states that the Company shall charge $ 10,000 per quarter for providing consulting services which will be offset against the notes owed by the Company. The Company charged $20,000 during the period which has been offset against the notes owed by the Company.

On September 29, 2004, the Company entered into an agreement with the chairman of the Company to purchase the website technology which is in the development stage. The Company recorded the asset at the historical cost to the chairman of the Company. The intangible asset has been recorded at the value of $ 66,500. On March 28, 2005, the company entered into another agreement with the chairman of the company to sell back the website to him at a historical cost basis. No sale or loss was recorded on the sale of the intangible asset.

The Company had a sales of $5,270 and $1,622 to Electronic Media Central Corporation, party related through common shareholder and officer of the Company, during the year ended March 31, 2005 and 2004, respectively.

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE 6          DUE TO OFFICER

Due to officer on March 31, 2005 was as per follows:

             Unsecured miscellaneous payable upon demand to George
             Morris,  with interest at 6% per annum,  with monthly
             installments  of  $3,000  beginning  June  30,  2000.
             George  Morris is the  chairman of the  Company.  The
             Company has not made any principle payments to George
             Morris.                                                  $  289,278

                 Less Current Portion                                    289,278
                                                                      ----------
                 Long-Term Portion                                    $        0
                                                                      ==========

Due to officer are as follows:

          For the year ending March 31, 2005    Classification           Amount
          ----------------------------------    --------------         ---------

                 Interest payable               Current                $  38,650
               Officer draw/payable             Current                  187,195
                   Note payable                 Current                   63,433
                                                                       ---------

                                                                       $ 289,278
                                                                       =========

Interest charged to expenses for the years ended March 31, 2005 and 2004, on the above note were $ 16,301 and $13,206, respectively.

NOTE 7          STOCKHOLDERS' EQUITY (DEFICIT)

The Company had no stock issuance in the fiscal year ended March 31, 2005 and 2004.

NOTE 8          CONCENTRATIONS OF CREDIT RISK

For the fiscal year ended March 31, 2005, revenue from two customers represents 100% of the Company's total revenue. For the fiscal year ended March 31, 2004, revenue from one customer represents 100% of the Company's total revenue. As of March 31, 2005, the receivables from these customers amounted to $0.

NOTE 9          DEFERRED INCOME TAXES

The net deferred tax amounts included in the accompanying balance sheet include the following amounts of deferred tax assets and liabilities:

                             INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



            Deferred tax asset - non-current                        $   385,773
            Deferred tax liability - non-current                           --
            Less valuation allowance                                   (385,773)
                                                                    -----------

                 Net asset - non-current                            $      --
                                                                    ===========


The deferred tax asset resulted from a net operating loss carryforward for federal and state income tax purposes of approximately $964,433. The net operating loss carryforward may be used to reduce taxable income through the year 2025.

There was no significant difference between reportable income tax and statutory income tax.

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax asset, which may not be realized. For the year ended March 31, 2005, valuation allowance increased by $47,004.

NOTE 10         (PROVISION) FOR INCOME TAXES

The components of the (provision) for income taxes are as follow:

                                                          2004          2003
                                                       ----------    ----------
          Current (Provision)
               Federal                                 $   47,004    $   75,415
               State                                         (800)         (800)
                                                       ----------    ----------
                                                       $   46,204    $   74,615
                                                       ==========    ==========

          Deferred (Provision)
               Federal                                 $   47,004    $   75,415
               State                                         --            --
                                                       ----------    ----------
                                                       $   47,004    $   75,415
                                                       ==========    ==========
          Net provision for income tax                 $     (800)   $     (800)


NOTE 11         NET INCOME (LOSS) PER SHARE

Following is a reconciliation of net income and weighted average common shares outstanding for purposes of calculating basic and diluted net income per share:

                               INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS


                                                       2005            2004
                                                   ------------    ------------

Net loss                                           $   (117,510)   $   (188,539)
                                                   ============    ============

Basic weighted average common shares outstanding     18,718,780      18,718,780
                                                   ------------    ------------

Basic net loss per share                           $      (0.01)   $      (0.01)
                                                   ============    ============

Weighted average common shares outstanding           18,718,780      18,718,780

Dilutive stock options                                      N/A             N/A
                                                   ------------    ------------

Weighted  average common shares  outstanding for
purposes of computing diluted net loss per share     18,718,780      18,718,780
                                                   ============    ============

Dilutive net loss per share                        $      (0.01)   $      (0.01)
                                                   ============    ============


NOTE 12         STOCK OPTIONS

The Company's 1996 stock option plan provides that incentive stock options and nonqualified stock options to purchase common stock may be granted to directors, officers, key employees, consultants, and subsidiaries with an exercise price of up to 110% of market price at the date of grant. Generally, options are exercisable one or two years from the date of grant and expire three to ten years from the date of grant.

For the years ended March 31, 2005, and 2004, the Company granted no options.

In electing to follow APBO No. 25, "Accounting for Stock Issued to Employees," the Company recognizes no compensation expense related to employee stock options for the fiscal year ended March 31, 2005, and 2004, as no options are granted at a price below the market price on the date of grant.

                               INTERNET INFINITY, INC.
                          NOTES TO FINANCIAL STATEMENTS


Presented below is a summary of stock option plans' activities for the years shown:
                                                                    Weight-
                                                                    Average
                                                Stock Options    Exercise Price

Outstanding at March 31, 2003                       1,157,242             0.327
Granted                                                  --                --
Exercised                                                --                --
Forfeited                                                --                --
Expired                                              (937,242)           (0.308)

Outstanding at March 31, 2004                         220,000             0.400

Shares exercisable at March 31, 2004                  220,000             0.400
Granted                                                  --                --
Exercised                                                --                --
Forfeited                                                --                --
Expired                                              (220,000)           (0.400)

                                                                  =============
Outstanding at March 31, 2005                               0                 0

                             INTERNET INFINITY, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2005
                                   (Unaudited)

                                     ASSETS
                                     ------

CURRENT ASSETS:
           Cash & cash equivalents                              $     7,369

                                                                -----------
                                                                $     7,369
                                                                ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES:
           Accrued expenses                                     $    91,557
           Note payable                                              27,000
           Note payable - related parties                           278,603
           Due to officer                                           327,265
           Due to related party                                      10,890
                                                                -----------
                    Total current liabilities                       735,315
                                                                -----------

STOCKHOLDERS' DEFICIT
           Preferred stock, $.001 par value; 1,000,000 shares
           authorized, none outstanding                                --
           Common stock, $.001 par value; 20,000,000 shares
           authorized, 18,718,780 outstanding                        18,719
           Additional paid in capital                               735,451
           Accumulated deficit                                   (1,482,115)
                                                                -----------
                    Total stockholders' deficit                    (727,946)
                                                                -----------

                                                                -----------
                                                                $     7,369
                                                                ===========




              The accompanying notes are an integral part of these
                         unaudited financial statements.

                             INTERNET INFINITY, INC.
                            STATEMENTS OF OPERATIONS
            FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

                                                        2005           2004
                                                    ------------   ------------

Net revenues                                        $      8,415   $         71

Cost of sales                                              1,683             14
                                                    ------------   ------------

         Gross profit                                      6,732             57
                                                    ------------   ------------

Operating expenses
         Professional fees                                 8,538          6,092
         Salaries and related expenses                     7,663          7,505
         Other                                             5,800          4,836
                                                    ------------   ------------
                  Total operating expenses                22,001         18,433

                                                    ------------   ------------
Loss from operations                                     (15,269)       (18,376)

Non-operating income (expense):
         Interest expense                                (10,057)        (9,045)
         Gain on settlement of debts-related party        90,426           --
                                                    ------------   ------------
                  Total other income (expense)            80,370         (9,045)

                                                    ------------   ------------
Income (loss) before income taxes                         65,100        (27,421)

Provision for income taxes                                   800            800

                                                    ------------   ------------
Net income (loss)                                   $     64,300   $    (28,221)
                                                    ============   ============

Basic & diluted weighted average number of
                                                    ------------   ------------
    common stock outstanding                          18,718,780     18,718,780
                                                    ============   ============

                                                    ------------   ------------
Basic & diluted net loss per share                  $       0.00   $      (0.00)
                                                    ============   ============


* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.




              The accompanying notes are an integral part of these
                         unaudited financial statements.


                             INTERNET INFINITY, INC.
                            STATEMENTS OF CASH FLOWS
            FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

                                                                            2005        2004
                                                                          --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income (loss)                                                $ 64,300    $(28,221)
         Adjustments to reconcile net income (loss) to net cash used in operating activities:
                Decrease in accounts payable and accrued expenses           (9,096)       (611)
                Increase (decrease) in accounts payable-related party      (87,422)      9,706
                                                                          --------    --------
         Net cash used in operating activities                             (32,218)    (19,126)
                                                                          --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
                Increase in due to officer                                  37,988      17,683
                Proceeds from notes payable - related party                  1,200       1,200
                                                                          --------    --------
         Net cash provided by financing activities                          39,188      18,883
                                                                          --------    --------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                           6,970        (242)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                     399       1,480
                                                                          --------    --------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                   $  7,369    $  1,238
                                                                          ========    ========

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

         Interest paid during the period                                  $  9,000    $  9,000
                                                                          ========    ========

         Taxes paid during the period                                     $   --      $   --
                                                                          ========    ========




              The accompanying notes are an integral part of these
                         unaudited financial statements.

                             INTERNET INFINITY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1            ORGANIZATION

Internet Infinity, Inc. (III or "the Company") was incorporated in the State of Delaware on October 27, 1995. III is in the business of distribution of electronic media duplication services and electronic blank media. On December 17, 2004, the Company was reincorporated in Nevada.

NOTE 2   BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared by Internet Infinity, Inc. (the Companies), pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Companies believe that the disclosures included herein are adequate to make the information presented not misleading. The unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary to fairly state the financial position as of June 30, 2005, and the results of operations and cash flows for the related interim periods ended June 30, 2005 and 2004. The results of operations for the quarter and year-to-date periods ended are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2006, or any other period.

The accounting policies followed by the Company and other information are contained in Note 2 to the Company's financial statements in the March 31, 2005 annual report on Form 10-KSB. This quarterly report should be read in conjunction with such annual report.

Changes in Reporting Entity

Through December 31, 2004, the financial statements of the Company were combined with Morris and Associates, Inc. (M&A) and Electronic Media Central Corporation
(EMC) because each company was owned beneficially by identical stockholders. Effective March 31, 2005, the financial statements of the Company are being presented on a stand alone basis as the Company has determined that the criteria for combination does no longer exist. The financial statements for the period ended June 30, 2004 are for III.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             INTERNET INFINITY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

Recent Pronouncements

In December 2004, the FASB issued  Statement of Financial  Accounting  Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123(R) requires compensation costs related to share based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 151 ("SFAS 151"), "Inventory Costs, an amendment of ARB No. 43, Chapter 4." The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NOTE 3            UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses and has an accumulated deficit of $1,482,115 at June 30, 2005. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and

                             INTERNET INFINITY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE 4            ACCRUED EXPENSES

Accrued expenses consist of the following:

               Accrued taxes                                 $ 2,400
               Accrued interest                               66,020
               Accrued legal and accounting                    3,000
               Accrued other                                  20,137
                                                              ------
                                                             $91,557
                                                             =======

NOTE 5            NOTES PAYABLE

Five notes payable with various unrelated individuals. The notes are due upon 90 days written notice from the individuals. The notes are unsecured, with interest ranging from 6% to 12% payable quarterly. The notes have been outstanding since 1990. Interest expense for the three month periods ended June 30, 2005 and 2004 was $660 and $660, respectively.

                                                                    $ 27,000
                                                                    ========

NOTE 6            DUE TO OFFICER

Due to officer on June 30, 2005 was as per follows:

               Unsecured  miscellaneous payable upon demand
               to George  Morris,  with  interest at 6% per
               annum,  with monthly  installments of $3,000
               beginning  June 30, 2000.  George  Morris is
               the chairman of the Company. The Company has
               not made any  principle  payments  to George
               Morris.                                              $327,265

                 Less Current Portion                                327,265
                                                                    --------

                 Long-Term Portion                                  $      0
                                                                    ========

                             INTERNET INFINITY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

Due to officer was as follows:

               As of June 30, 2005            Classification             Amount
               -------------------            --------------           ---------

               Interest payable               Current                  $  33,989
               Officer draw/payable           Current                    229,843
               Note payable                   Current                     63,433

                                                                       ---------

                                                                       $ 327,265
                                                                       =========


Interest charged to expenses for the three month periods ended June 30, 2005 and 2004, on the above note were $4,661 and $3,383, respectively.

NOTE 7          RELATED ENTITIES TRANSACTIONS

George  Morris is the Chairman of the Board of  Directors of the Company.  As of
June  30,  2005,  Mr.  Morris'  beneficial  ownership   percentages  of  related
companies' common stock is as follows:

               Internet Infinity, Inc. (The Company)              77.10%
               Morris & Associates, Inc.                          71.30%
               Electronic Media Central, Corp.                    77.60%
               Apple Realty, Inc.                                100.00%
               L&M Media, Inc.                                   100.00%

The Company has notes payable to related parties on June 30, 2005 as per follows:

        Notes payable to:
               Anna Moras  (mother of the  chairman  of the
               Company), with interest at 6% per annum, due
               upon  90  days  written   notice.   Interest
               expense  for the three month  periods  ended
               June 30, 2005 and 2004 on this note are $396
               and $372, respectively.                                  $ 14,652

               Apple Realty,  Inc.  (related through common
               ownership),  secured by assets of III,  past
               due and payable upon demand.  Interest shall
               accrue  at 6% per  annum.  This  note  is in
               connection   with   consulting   fees  owed.
               Interest  expense on this note for the three
               month  periods  ended June 30, 2005 and 2004
               are $4,067 and $4,068, respectively.                      228,196

                             INTERNET INFINITY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

               L&M  Media,  Inc.  (related  through  common
               officer) - Accounts  payable for  purchases,
               converted  into a note  in the  three  month
               period  ended  June  30,  2004.  The note is
               unsecured,  due on  demand,  and  bearing an
               interest  rate  of 6%  per  annum.  Interest
               expense  for the three month  periods  ended
               June 30, 2005 and 2004 on this note are $595
               and $561, respectively                                     35,755

                                                                        --------
               Total notes payable - related parties                    $278,603
                                                                        ========

The Company settled a balance due to a party related through common shareholder and officer of the Company amounting $90,426 and recognized a gain from settlement for the same amount during the three month period ended June 30, 2005. The balance due to related party was $10,890 and $65,071 as of June 30, 2005 and 2004, respectively. The amounts are temporary loan in normal course of business, interest free, unsecured and due on demand.

The Company utilizes office space, telephone and utilities provided by Apple Realty, Inc. at estimated fair market values, as follows:

                                                    Monthly            Annually
                                                  ----------          ----------
               Rent                                     $100              $1,200
               Telephone                                 100               1,200
               Utilities                                 100               1,200
                                                  ----------          ----------
               Office Expense                            100               1,200
                                                        $400              $4,800
                                                  ==========          ==========

III has a month-to-month agreements with Apple Realty, Inc. for a total monthly fee of $400 for the above expenses.

On September 1, 2004, the Company entered into a consulting agreement with Apple Realty, Inc. The agreement states that the Company shall charge $10,000 per quarter for providing consulting services which will be offset against the notes owed by the Company. The agreement terminated during the three month period ended June 30, 2005.

On September 29, 2004, the Company entered into an agreement with the chairman of the Company to purchase the website technology which is in the development stage. The Company recorded the asset at the historical cost to the chairman of the Company. The intangible asset has been recorded at the value of $66,500. On March 28, 2005, the company entered into another agreement with the chairman of the company to sell back the website to him at a historical cost basis. No sale or loss was recorded on the sale of the intangible asset.

                             INTERNET INFINITY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 8            CONCENTRATIONS OF CREDIT RISK

For the three month periods ended June 30, 2005 and 2004, revenue from one customer represented 90% and 100% of the Company's total revenue. Accounts receivable outstanding from this customer as of June 30, 2005 was $0.

For the three months ended June 30, 2005 and 2004, the Company had one vendor who represented 100% of total purchases. Accounts payable outstanding as of June 30, 2005 for this supplier was $0.

                      Management's Discussion and Analysis

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

     Results of Operations

     The following table presents, as a percentage of sales, certain selected financial data for the two fiscal years ended March 31, 2005 and March 31, 2004.

                                                 Years Ended  3-31
                                            2004                   2005
                                            ---------------------------

Sales                                          100.0%             100.0%
Cost of sales                                   20.0               30.0
                                            --------           --------
Gross margin                                   80.0                70.0
Selling, general and
    administrative
    expenses                               ( 9,601.9)            (307.3)
Interest income (expense)                  ( 1,974.4)            (154.6)
                                            --------           --------
Net income (loss) before
    income taxes                           (11,576.3)            (461.8)

Sales
-----

     Sales increased by $23,649 from $1,622 in the fiscal year ended March 31, 2004 to $25,271 in the fiscal year ended March 31, 2005, an increase of 1,458 percent. The increase in sales was attributable primarily to an increase of packaging sales by the Company attributable primarily to an increase in purchases by existing customers caused by a growing economy.

Gross Margin
------------

     Gross margin increased by $16,392 from $1,297 in fiscal year 2004 to $17,689 in fiscal year 2005 in dollar amounts but decreased from 80.0. percent in fiscal 2004 to 70.0. percent in fiscal 2005 in percentage of sales. The change in gross margin was also attributable to the lower packaging sales gross margin.

Selling, General and Administrative Expense
-------------------------------------------

     Selling, general and administrative expenses decreased by $61,678 from $157,017, in fiscal year 2004, to $95,339, in fiscal year 2004. A breakdown of the decreases is:

o    Bad debt expense remained at zero at March 31, 2004 and March 31, 2005.

o Internet Infinity consulting expense for the fiscal year ended decreased to zero for the fiscal year ended March 31, 2005 from $75,000 for the fiscal year ended March 31, 2004.

o Professional fees including legal and accounting increased from $37,782 for the fiscal year ended March 31, 2004, to $44,301 for the fiscal year ended March 31, 2005 primarily due to increases in accounting fees required for public stock companies reporting to the Securities Exchange Commission.

o Salaries and related expenses were decreased from $34,001 for the fiscal year ended March 31, 2004, to $30,651 for the fiscal year ended March 31, 2005, due to reduction in sales and management personnel.

Net Profit (Loss)
-----------------

     We had a net loss from operations, after a provision for income taxes, in the fiscal year ended March 31, 2004 of $188,539, or $0.01 a share of our common stock. In the fiscal year ended March 31, 2005 we had a net loss, after a provision for income taxes, of $117,510, or $0.01 a share of common stock. The loss decrease primarily due to an elimination of all consulting expense was partially offset by the $6,519 increase in professional and accounting expense.

Balance Sheet Items
-------------------

     The net loss of $117,510 for the fiscal year ended March 31, 2005 increased the retained earnings deficit from $1,428,906 on March 31, 2004 to $1,546,416 on March 31, 2005. Our cash position decreased from $1,480 for the fiscal year ended March 31, 2004 to $399 for the fiscal year ended March 31, 2005. Accounts receivable net of allowance for doubtful accounts from non affiliates remains unchanged at $0 at the end of fiscal year 2004 and 2005, while inventory remained unchanged at zero for the fiscal year ended March 31, 2004 and 2005.

     Outlook

     The statements made in this Outlook are based on current plans and expectations. These statements are forward-looking, and actual results may vary considerably from those that are planned.

     We had been able to stay in operation only (1) with the services provided by Pac Max, Inc. an independent supplier of electronic media duplication services and (2) from the cash flow generated from the sale of electronic media duplication services. Also, George Morris personally advanced funds to our Company when needed.

     Internet Infinity, Inc. management believes that it will not generate sufficient cash flow to support operations during the twelve months ended March 31, 2006. Although sales and expenses should continue to decline with the new supplier Pac-Max and even if our company can generate a net profit and positive cash flow from operations, additional funds will be necessary for continued operation of the company.

     Our auditors have issued a going concern statement in Note 3 of the attached financial statements.

     In addition to cash provided from operations, loans from George Morris can provide additional cash to Internet Infinity.

     The payment record of our existing customers has been good with low bad-debt losses for over two years from duplication service customers. Accordingly, management believes the risk of non-payment in the future is manageable if the company extends credit to our existing customers.

     Off-Balance Sheet Arrangements

     Our company has not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have

o    an obligation under a guarantee contract,
o a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets,
o an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, or
o an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to, us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging, or research and development services with, us.

     Interim Results of Operations - First Quarter of ("Q1") Fiscal 2006 Compared to First Quarter ("Q1") of Fiscal 2005

Sales
-----

     Internet Infinity revenues for Q1 2006 were $8,415, as compared with revenues of only $71 in Q1 2005. This increase in sales is attributable to new sales activity of authoring electronic media.

Cost of Sales - Gross Margin
----------------------------

     Our cost of sales was $1,683 for Q1 2006 (20% of sales), as compared to $14 for Q1 2005 (20% of sales).

Operating Expenses
------------------

     Operating expenses for Q1 2006 increased to $22,001 (261% of sales) from $18,433 for Q1 2005. This increase in operating expenses is primarily due to an increase in consulting fees of $3,500.

Net Income (Loss)
-----------------

     The company had a net loss of $15,269 from operations in Q1 2006 (186% of sales), as compared with a net loss of $18,376 from operations in Q1 2005. We did show non-operating income of $80,370 in Q1 2006 due to gain on the settlement of debts with a related party. Overall, we had net income of $64,300.

Balance Sheet Items
-------------------

     Our cash position increased to $7,369 at June 30, 2005 (Q1 2006) by $6,131 from $1,238 at June 30, 2004 (Q1 2005).

           Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     On July 2, 2003 Caldwell, Becker, Dervin, Petrick & Co., L.L.P., the principal independent accountants of Internet Infinity, Inc., resigned.

     The report of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. on the financial statements of Internet Infinity for each of its fiscal years ended March 31, 2003 and 2002 contained no adverse opinions or disclaimers of opinion, and were not otherwise modified as to audit scope, or accounting principles. The reports of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. on the financial statements of Internet Infinity for each of the past two years ended March 31, 2003 and 2002 did, however, contain explanatory paragraphs describing an uncertainty about Internet Infinity's ability to continue as a going concern.

     During the past two years and all interim periods prior to July 2, 2003 there were no disagreements between Internet Infinity and Caldwell, Becker, Dervin, Petrick & Co., L.L.P., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Caldwell, Becker's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such periods.

     During the fiscal years ended March 31, 2003 and 2002 and all subsequent interim periods and to July 2, 2003, the date of resignation, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     On July 9, 2003, Internet Infinity engaged Kabani & Company, Inc., as its new principal accountant to audit its consolidated financial statements.
Internet Infinity has not consulted with Kabani & Company, Inc. on any items concerning the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Internet Infinity's financial statements, or the subject matter of a disagreement on reportable events with the former auditor (as described in Regulation 5-K Item 304(a)(2)).